Exhibit 10.2

Execution Copy

Portions of the schedules to this Agreement have been omitted. The omissions have been indicated by asterisks (“*****”)

EMPLOYEE MATTERS AGREEMENT

by and between

ALEXANDER & BALDWIN HOLDINGS, INC.

and

A & B II, INC.

dated as of

June 8, 2012

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (the “Agreement”) is entered into as of June 8, 2012, by and between Alexander & Baldwin Holdings, Inc., a Hawaii corporation (“Holdings”), and A & B II, Inc., a Hawaii corporation (“New A&B”), each a “Party” and together, the “Parties”.

R E C I T A L S:

WHEREAS, Holdings, acting through its direct and indirect Subsidiaries, currently owns and conducts the Matson Businesses and the A&B Businesses;

WHEREAS, the Board of Directors of Holdings has determined that it is appropriate, desirable and in the best interests of Holdings and its stockholders to separate Holdings into two separate, independent and publicly traded companies: (i) Holdings which, following consummation of the transactions contemplated in that certain Separation and Distribution Agreement dated as of even date hereof (as amended or otherwise modified from time to time, the “Separation Agreement”), will own and conduct the Matson Businesses and (ii) New A&B which, following consummation of the transactions contemplated by the Separation Agreement, will own and conduct the A&B Businesses; and

WHEREAS, pursuant to the Separation Agreement, Holdings and New A&B have agreed to enter into this Agreement for the purpose of allocating Assets, Liabilities and responsibilities with respect to employee compensation and benefit plans and programs between and among them.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1                                    Definitions.  Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Separation Agreement and the following terms shall have the following meanings:

“A&B Retirement Plans” shall mean the A&B Retirement Plan for Salaried Employees of Alexander & Baldwin, Inc., the Pension Plan for Employees of A&B Agricultural Companies, the KCC, Inc. Pension Plan for Hourly Bargaining Unit Employees, the KCC, Inc. Pension Plan for Salaried Bargaining Unit Employees and the KT&S Pension Plan for Bargaining Unit Employees.

“Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Benefit Plan” shall mean, with respect to an entity, each plan, program, arrangement, agreement or commitment that is an employment, change in control, consulting, non-competition or deferred compensation plan, program, arrangement, agreement or commitment or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation rights, restricted stock unit, other equity-based compensation, severance pay, salary continuation, life, health, hospitalization, sick leave, vacation pay, disability or accident insurance plan, corporate-owned or key-man life insurance or other employee benefit plan, program, arrangement, agreement or commitment, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), in each case, that is sponsored or maintained by such entity or to which such entity contributes or is required to contribute.

“COBRA” shall mean the continuation coverage requirements for “group health plans” under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, as codified in Code Section 4980B and Sections 601 through 608 of ERISA.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“DOL” shall mean the U.S. Department of Labor.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean with respect to any Person, each business or entity which is a member of a “controlled group of corporations,” under “common control” or a member of an “affiliated service group” with such Person within the meaning of Sections 414(b), (c) or (m) of the Code, or required to be aggregated with such Person under Section 414(o) of the Code, or under “common control” with such Person within the meaning of Section 4001(a)(14) of ERISA.

“Final Retirement Plan Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(b) of this Agreement.

“Final Transfer Date” shall have the meaning ascribed thereto in Section 3.2(c) of this Agreement.

“Former A&B Employee” shall mean any individual whose employment with Holdings and its Subsidiaries terminated for any reason prior to the Distribution Date and who primarily worked for an A&B Business at the time of his or her termination of employment.

“Former Employee” shall mean any individual who is a Former Holdings Employee or a Former A&B Employee.

“Former Holdings Employee” shall mean any individual whose employment with Holdings and its Subsidiaries terminated for any reason prior to the Distribution Date, other than a Former A&B Employee.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.

“Holdings” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Holdings 401(k) Plans” shall mean the A&B Individual Deferred Compensation and Profit Sharing Plan for Salaried Non-Bargaining Unit Employees and the A&B Individual Deferred Compensation and Profit Sharing Plan for Bargaining Unit Employees.

“Holdings Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the Matson Group or any ERISA Affiliate thereof (or to which any such entity contributes or is required to contribute), whether prior to or following the Distribution Date, other than a New A&B Benefit Plan.

“Holdings Employee” shall mean any individual who, immediately prior to the Distribution Date, is employed by Holdings or any member of the Matson Group, including active employees and employees on vacation or approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).

“Holdings Flexible Benefits Program” shall mean the Alexander & Baldwin, Inc. Flexible Benefits Program.

“Holdings Nonqualified Plans” shall mean the plans set forth on Schedule D hereto.

“Holdings Option” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.

“Holdings Participant” shall mean any individual who is a Holdings Employee, a Former Holdings Employee, a member of the Holdings Board of Directors (whether or not any such Board member continues as a member of the New A&B Board of Directors on and following the Distribution Date but excluding, solely for purposes of Article VII of this Agreement, each individual listed on Schedule A), a former member of the A&B Predecessor Board of Directors, or a beneficiary, dependent or alternate payee of any of the foregoing.

“Holdings Pension Master Trust” shall mean the Alexander & Baldwin, Inc. Retirement and Pension Trust, effective January 1, 1993.

“Holdings Severance Plans” shall mean the severance plans set forth on Schedule B hereto.

“Holdings Stock Plans” shall mean the Alexander & Baldwin, Inc. 2007 Incentive Compensation Plan, the Alexander & Baldwin, Inc. 1998 Non-Employee Director Stock Option Plan, the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan, and any other stock option or stock incentive compensation plan or arrangement maintained before the Distribution Date for employees, officers, non-employee directors or other independent contractors of Holdings or its Affiliates, as amended.

“Holdings Stock Unit Award” shall have the meaning ascribed thereto in Section 7.2(a) of this Agreement.

“Holdings Welfare Plans” shall mean the health and welfare plans set forth on Schedule C hereto.

“Initial Transfer Amount” shall have the meaning ascribed thereto in Section 3.2(a) of this Agreement.

“IRS” shall mean the U.S. Internal Revenue Service.

“New A&B” shall have the meaning ascribed thereto in the preamble to this Agreement.

“New A&B 401(k) Plans” shall have the meaning ascribed thereto in Section 4.1(a) of this Agreement.

“New A&B Benefit Plan” shall mean any Benefit Plan sponsored, maintained or contributed to by any member of the A&B Group or any ERISA Affiliate thereof following the Distribution Date (or to which any such entity contributes or is required to contribute), including the Benefit Plans assumed pursuant to Section 2.3(a).

“New A&B Employee” shall mean any individual who, immediately prior to the Distribution Date, is employed by New A&B or any member of the A&B Group, including active employees and employees on vacation or approved leave of absence (including maternity, paternity, family, sick leave, qualified military service under the Uniformed Services Employment and Reemployment Rights Act of 1994, and leave under the Family Medical Leave Act and other approved leaves).

“New A&B Flexible Benefits Program” shall have the meaning ascribed thereto in Section 5.1(c) of this Agreement.

“New A&B Nonqualified Plans” shall have the meaning ascribed thereto in Section 6.1.

“New A&B Option” shall have the meaning ascribed thereto in Section 7.1(b) of this Agreement.

“New A&B Participant” shall mean any individual who is a New A&B Employee, a Former A&B Employee, a member of the New A&B Board of Directors (including any member of the New A&B Board of Directors who also continues as a member of the Holdings Board of Directors on and following the Distribution Date but excluding, solely for purposes of Article VII of this Agreement, each individual listed on Schedule E) or a beneficiary, dependent or alternate payee of any of the foregoing.

“New A&B Pension Master Trust” shall have the meaning ascribed thereto in Section 3.1 of this Agreement.

“New A&B Severance Plans” shall have the meaning ascribed thereto in Section 8.3(c) of this Agreement.

“New A&B Stock Plan” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.

“New A&B Stock Unit Award” shall have the meaning ascribed thereto in Section 7.2(b) of this Agreement.

“New A&B Welfare Plans” shall have the meaning ascribed thereto in Section 5.1(a) of this Agreement.

“Participating Company” shall mean Holdings and any entity the employees of which are eligible to participate in a Holdings Benefit Plan.

“Parties” shall have the meaning ascribed thereto in the preamble to this Agreement.

“Post-Distribution Holdings Holder” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.

“Post-Distribution Holdings Option” shall have the meaning ascribed thereto in Section 7.1(a) of this Agreement.

“Post-Distribution Holdings Stock Unit Award” shall have the meaning ascribed thereto in Section 7.2(a) of this Agreement

“Separation Agreement” shall have the meaning ascribed thereto in the recitals to this Agreement.

“True-Up Amount” shall have the meaning ascribed thereto in Section 3.2(c) of this Agreement.

“U.S.” shall mean the United States of America.

ARTICLE II

GENERAL PRINCIPLES

Section 2.1                                    Assumption and Retention of Liabilities; Related Assets.

(a)                                 As of the Distribution Date, except as otherwise expressly provided for in this Agreement, Holdings shall, or shall cause one or more members of the Matson Group to, assume or retain and Holdings hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all Holdings Benefit Plans, (ii) all Liabilities with respect to the employment, service, workers compensation, termination of employment or termination of service of all Holdings Employees and Former Holdings Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the Matson Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the Matson Group or whose employment or service is or was otherwise primarily associated with the

Matson Businesses), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Matson Group or A&B Group, and (iii) any other Liabilities or obligations expressly assigned to Holdings or any of its Affiliates under this Agreement.  The Liabilities assumed or retained by the Matson Group as provided for in this Section 2.1(a) shall be Matson Liabilities for all purposes of the Separation Agreement.

(b)                                 As of the Distribution Date, except as otherwise expressly provided for in this Agreement, New A&B shall, or shall cause one or more members of the A&B Group to, assume or retain, as applicable, and New A&B hereby agrees to pay, perform, fulfill and discharge, in due course in full (i) all Liabilities under all New A&B Benefit Plans, (ii) all Liabilities with respect to the employment, service, workers compensation, termination of employment or termination of service of all New A&B Employees and Former A&B Employees and their dependents and beneficiaries (and any alternate payees in respect thereof) and other service providers (including any individual who is, or was, an independent contractor, temporary employee, temporary service worker, consultant, freelancer, agency employee, leased employee, on-call worker, incidental worker, or non-payroll worker of any member of the A&B Group or in any other employment, non-employment, or retainer arrangement, or relationship with any member of the A&B Group or whose employment or service is or was otherwise primarily associated with the A&B Businesses), in each case to the extent arising in connection with or as a result of employment with or the performance of services for any member of the Matson Group or A&B Group, and (iii) any other Liabilities or obligations expressly assigned to New A&B or any of its Affiliates under this Agreement.  The Liabilities assumed or retained by the A&B Group as provided for in this Section 2.1(b) shall be A&B Liabilities for all purposes of the Separation Agreement.

Section 2.2                                    Participation in Benefit Plans.  Except as otherwise expressly provided for in this Agreement or as otherwise expressly agreed to in writing between the Parties, effective as of the Distribution Date, (i) New A&B and each member of the A&B Group shall cease to be a Participating Company in any Holdings Benefit Plan and Holdings, (ii) each member of the Holdings Group shall cease to be a Participating Company in any New A&B Benefit Plan, (iii) each New A&B Participant shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any Holdings Benefit Plan, and Holdings and New A&B shall take all necessary action to effectuate each such cessation and (iv) each Holdings Participant shall cease to participate in, be covered by, accrue benefits under, be eligible to contribute to or have any rights under any New A&B Benefit Plan, and New A&B and Holdings shall take all necessary action to effectuate each such cessation.

Section 2.3                                    Assumption of Certain Benefit Plans.

(a)                                 Prior to and effective as of the Distribution Date, Holdings shall take all steps necessary to assign to New A&B or a member of the A&B Group, and New A&B or a member of the A&B Group, as applicable, shall take all steps necessary to assume, all Liabilities in respect of each Benefit Plan in which only New A&B Participants participate, including, but not limited to, the A&B Retirement Plans.

(b)                                 Prior to and effective as of the Distribution Date, New A&B shall take all steps necessary to assign to Holdings or a member of the Holdings Group, and Holdings or a member of the Holdings Group, as applicable, shall take all steps necessary to assume, all Liabilities in respect of each Benefit Plan in which only Holdings Participants participate.

Section 2.4                                    Service Recognition.

(a)                                 Pre-Distribution Service Credit.  New A&B shall give each New A&B Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any New A&B Benefit Plan for such New A&B Participant’s service with Holdings or any of its Subsidiaries prior to the Distribution Date to the same extent such service was recognized by the applicable Benefit Plans immediately prior to the Distribution Date and Holdings shall give each Holdings Participant full credit for purposes of eligibility, vesting, determination of level of benefits, and, to the extent applicable, benefit accruals under any Holdings Benefit Plan for such Holdings Participant’s service with Holdings or any of its Subsidiaries prior to the Distribution Date to the same extent such service was recognized by the applicable Benefit Plans immediately prior to the Distribution Date; provided, that, such service shall not be recognized to the extent that such recognition would result in the duplication of benefits.

(b)                                 Nothing herein shall limit Holdings or New A&B or their respective Affiliates from recognizing service in addition to the service required to be recognized hereunder.

Section 2.5                                    Approval by Holdings As Sole Stockholder.  Prior to the Distribution Date, New A&B shall adopt the Alexander & Baldwin, Inc. 2012 Incentive Compensation Plan (the “New A&B Stock Plan”) which shall contain an addendum authorizing the issuance of long-term incentive awards having material terms and conditions substantially similar to those long-term incentive awards issued under the relevant Holdings Stock Plans that are to be replaced with such New A&B long-term incentive awards pursuant to Article VII of this Agreement.  Prior to the Distribution, Holdings, as New A&B’s sole shareholder, shall approve the New A&B Stock Plan and the annual incentive plans adopted by New A&B in accordance with Section 8.1(c) of this Agreement.

Section 2.6                                    Transfer of Assets.  Assets, if any, attributable to the Liabilities referenced in the preceding provisions of this Article II shall be allocated (if applicable) as provided in the remaining provisions of this Agreement.

ARTICLE III

U.S. QUALIFIED DEFINED BENEFIT PLANS

Section 3.1                                    Establishment of New A&B Plan Trust.  Prior to and effective as of the Distribution Date, New A&B shall, or shall cause one or more members of the A&B Group to, establish a defined benefit pension plan trust with respect to the A&B Retirement Plans, which shall be exempt under Section 501(a) of the Code (the “New A&B Pension Master Trust”).

Section 3.2                                    Trust to Trust Transfer of Plan Assets.

(a)                                 Holdings shall cause the trustees of the Holdings Pension Master Trust to transfer to the New A&B Pension Master Trust an estimated amount of Assets allocable to the A&B Retirement Plans, based on a valuation provided by the actuary of the Holdings Pension

Master Trust as of the close of market (business) on May 31, 2012 (such amount, the “Initial Transfer Amount”), and Holdings shall use its reasonable best efforts to cause such transfer to occur on or prior to the tenth (10th) day following the Distribution Date.

(b)                                 Holdings shall cause the actuary of the Holdings Pension Master Trust to provide New A&B with an updated calculation of the value, as of the Distribution Date, of the Assets allocable to the New A&B Pension Master Trust with respect to the A&B Retirement Plans, and Holdings shall use its reasonable best efforts to cause the provision of such calculation to occur no later than forty-five (45) days following the Distribution Date.  The final, verified value, as of the Distribution Date, of the Assets to be transferred to the New A&B Pension Master Trust shall be referred to herein as the “Final Retirement Plan Transfer Amount.”

(c)                                  Holdings shall cause the Holdings Pension Master Trust to transfer to the New A&B Pension Master Trust (the date of such transfer, the “Final Transfer Date”) an amount equal to the excess, if any, of (A) the Final Retirement Plan Transfer Amount over (B) the Initial Transfer Amount, and New A&B shall cause the New A&B Pension Master Trust to transfer to the Holdings Pension Master Trust an amount equal to the excess, if any, of (A) the Initial Transfer Amount over (B) the Final Retirement Plan Transfer Amount (in either case, such excess, as adjusted to reflect earnings or losses as described below, the “True-Up Amount”), and, in either case, Holdings and New A&B shall use their reasonable best efforts to cause such transfer to occur no later than ten (10) days following the determination of the Final Retirement Plan Transfer Amount.  The True-Up Amount shall be adjusted to reflect earnings or losses during the period from the Distribution Date to the Final Transfer Date.

All transfers pursuant to this Section 3.2 shall be made in kind, in cash or in cash equivalents, as determined by New A&B in its sole discretion.

Section 3.3                                    PBGC Form 10.  Holdings and New A&B shall, to the extent necessary, timely file or cause to be filed a PBGC Form 10 regarding any applicable reportable events within the meaning of Section 4043 of ERISA.

ARTICLE IV

U.S. QUALIFIED DEFINED CONTRIBUTION PLANS

Section 4.1                                    Holdings 401(k) Plans; New A&B 401(k) Plans.

(a)                                 Establishment of the New A&B 401(k) Plans.  Prior to and effective as of the Distribution Date, New A&B shall, or shall cause one or more members of the A&B Group to, establish one or more defined contribution plans and trusts for the benefit of New A&B Participants (the “New A&B 401(k) Plans”).  New A&B shall take all necessary, reasonable and appropriate action to establish, maintain and administer the New A&B 401(k) Plans so that they are qualified under Section 401(a) of the Code and that the related trust(s) is/are exempt under Section 501(a) of the Code.  New A&B and the members of the A&B Group shall be responsible for any and all Liabilities and other obligations with respect to the New A&B 401(k) Plans, and Holdings and the members of the Matson Group shall be responsible for any and all Liabilities and other obligations with respect to the Holdings 401(k) Plans, except as expressly provided in Section 4.1(b).

(b)                                 Transfer of Holdings 401(k) Plans Assets and Accrued Benefit Liabilities.  As soon as practicable but no later than thirty (30) days following the Distribution Date, Holdings shall cause the accrued benefits (reflected in the accounts, including any outstanding loan balances) under the Holdings 401(k) Plans attributable to New A&B Participants and all of the Assets in the Holdings 401(k) Plans related thereto to be transferred in-kind to the New A&B 401(k) Plans, and New A&B shall cause the New A&B 401(k) Plans to accept such transfer of accrued benefits and Assets and, effective as of the date of such transfer, to assume and to fully perform, pay and discharge in due course in full, all obligations of the Holdings 401(k) Plans relating to the accrued benefits of New A&B Participants as of the Distribution Date.  The transfer of Assets and Liabilities specified in this paragraph shall be conducted in accordance with Section 414(l) of the Code and Section 208 of ERISA.

(c)                                  Form 5310-A.  As soon as practicable following the date hereof, Holdings and New A&B shall, to the extent necessary, file or cause to be filed IRS Form 5310-A regarding the transfer of Assets and Liabilities from the Holdings 401(k) Plans to the New A&B 401(k) Plans as provided in this Article IV.

Section 4.2                                    Contributions as of the Distribution Date.  All contributions payable to the Holdings 401(k) Plans with respect to employee deferrals and contributions, matching contributions and other contributions for New A&B Participants through the Distribution Date, determined in accordance with the terms and provisions of the Holdings 401(k) Plans, ERISA and the Code, shall be paid by Holdings to the Holdings 401(k) Plans prior to the date of the Asset transfer described in Section 4.1(b) of this Agreement.

Section 4.3                                    Employer Securities.  Holdings and New A&B agree to explore mutually beneficial means of ensuring that, with respect to the tax credit ESOP portion of each of the Holdings 401(k) Plans in the case of Holdings and the New A&B 401(k) Plans in the case of New A&B, such portion is invested primarily in “employer securities” within the meaning of Code Sections 409(l) and 4975(e)(8) within the timeframe required by Treasury Regulation §1.46-8(e).

ARTICLE V

U.S. HEALTH AND WELFARE PLANS

Section 5.1                                    Health And Welfare Plans Maintained By Holdings Prior To The Distribution Date.

(a)                                 Establishment of the New A&B Welfare Plans.  Holdings or one or more members of the Matson Group maintain the Holdings Welfare Plans for the benefit of eligible Holdings Participants and New A&B Participants.  Prior to and effective as of the Distribution Date, New A&B shall, or shall cause a member of the A&B Group to, adopt, for the benefit of eligible New A&B Participants, health and welfare plans, the terms of which are substantially comparable, in the aggregate, to the terms of the Holdings Welfare Plans as in effect immediately prior to the Distribution Date (collectively, the “New A&B Welfare Plans”).

(b)                                 Terms of Participation in New A&B Welfare Plans.  New A&B shall cause the New A&B Welfare Plans to (i) waive all preexisting conditions limitations, exclusions, and service conditions with respect to participation and coverage requirements applicable to New A&B Participants, other than limitations that were in effect with respect to New A&B Participants as of the Distribution Date under the Holdings Welfare Plans, and (ii) waive any waiting period limitation or evidence of insurability requirement that would otherwise be applicable to a New A&B Participant following the Distribution Date to the extent such New A&B Participant had satisfied any similar limitation under the analogous Holdings Welfare Plan.  New A&B Participants shall initially be eligible for participation in and benefits under New A&B retiree welfare plans on the same basis under which they were eligible for participation in and benefits under the Holdings retiree welfare plans immediately before the Distribution.

(c)                                  Reimbursement Account Plan.  Prior to and effective as of the Distribution Date, New A&B or one or more members of the A&B Group shall establish flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “New A&B Flexible Benefits Program”) and each New A&B Employee shall be eligible as of the Distribution Date to participate in the New A&B Flexible Benefits Program pursuant to the terms of such plan.  As of the Distribution Date, New A&B shall cause the New A&B Flexible Benefits Program to accept a transfer of the health care flexible spending reimbursement accounts of each New A&B Employee who participates in the Holdings Flexible Benefits Program immediately prior to the Distribution Date, and to honor and continue through December 31, 2012 the elections made by each New A&B Employee under the Holdings Flexible Benefits Program in respect of the health care flexible spending reimbursement accounts that are in effect immediately prior to the Distribution Date.  As soon as practicable following the Distribution Date, Holdings shall cause to be transferred from the Holdings Flexible Benefits Program to the New A&B Flexible Benefits Program the excess, if any, of the aggregate accumulated contributions to the health care flexible spending reimbursement accounts made by A&B Employees prior to the Distribution Date during 2012 over the aggregate reimbursement payouts paid to the New A&B Employees for such year from such accounts.  New A&B shall cause the New A&B Flexible Benefits Program to accept a transfer of the dependent care flexible spending reimbursement accounts of each New A&B Employee who participates in the Holdings Flexible Benefits Program immediately prior to the Distribution Date, and to honor and continue through December 31, 2012 the elections made by each New A&B Employee under the Holdings Flexible Benefits Program in respect of the dependent care flexible spending reimbursement accounts that are in effect immediately prior to the Distribution Date.  As soon as practicable following the Distribution Date, Holdings shall cause to be transferred from the Holdings Flexible Benefits Program to the New A&B Flexible Benefits Program the excess, if any, of the aggregate accumulated contributions to the dependent care flexible spending reimbursement accounts made by A&B Employees prior to the Distribution Date during 2012 over the aggregate reimbursement payouts paid to the New A&B Employees for such year from such accounts.  From and after the Distribution Date, New A&B shall assume and be solely responsible for all claims by New A&B Employees under the New A&B Flexible Benefits Program incurred at any time during 2012, whether incurred prior to, on or after the Distribution Date, that have not been paid in full as of the Distribution Date.

(d)                                 COBRA and HIPAA.  Prior to and effective as of the Distribution Date, New A&B shall assume, or shall cause the applicable New A&B Welfare Plans to assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to New A&B Participants who, as of the day prior to the Distribution Date, were covered under a Holdings Welfare Plan pursuant to COBRA.  Holdings shall administer compliance with any certificate of creditable coverage requirements of HIPAA or Medicare applicable to the Holdings Welfare Plans with respect to New A&B Participants.  The Parties agree that neither the Distribution nor any transfers of employment that occur prior to or as of the Distribution Date in connection with the transactions contemplated by this Agreement shall constitute a COBRA qualifying event for purposes of COBRA; provided, that, in all events, New A&B shall assume, or shall cause the New A&B Welfare Plans to retain or assume, responsibility for compliance with the health care continuation coverage requirements of COBRA with respect to all New A&B Employees.

(e)                                  Liabilities.

(i)                                     Insured Benefits.  With respect to employee welfare and fringe benefits that are provided through the purchase of insurance, Holdings shall cause the Holdings Welfare Plans to fully perform, pay and discharge in due course in full all claims of New A&B Participants that are incurred prior to the Distribution Date and New A&B shall cause the New A&B Welfare Plans to fully perform, pay and discharge in due course in full all claims of New A&B Participants that are incurred on or after the Distribution Date.

(ii)                                  Self-Insured Benefits.  With respect to employee welfare and fringe benefits that are provided on a self-insured basis, (A) Holdings shall or shall cause a member of the Holdings Group to fully perform, pay and discharge in due course in full, all claims of New A&B Participants that are incurred prior to the Distribution Date, and (B) New A&B shall or shall cause a member of the A&B Group to fully perform, pay and discharge in due course in full all claims of New A&B Participants that are incurred on or after the Distribution Date.

(iii)                               Incurred Claim Definition.  For purposes of this Section 5.1(e), a claim or Liability is deemed to be incurred (A) with respect to medical, dental, vision and/or prescription drug benefits, upon the rendering of health services giving rise to such claim or Liability; (B) with respect to life insurance, accidental death and dismemberment and business travel accident insurance, upon the occurrence of the event giving rise to such claim or Liability; (C) with respect to disability benefits, upon the date of an individual’s disability, as determined by the disability benefit insurance carrier or claim administrator, giving rise to such claim or Liability; and (D) with respect to a period of continuous hospitalization, upon the date of admission to the hospital.

(iv)                              Claim Experience.  Notwithstanding the foregoing, the Parties shall take any action necessary to ensure that any claims experience under the Holdings Welfare Plans attributable to New A&B Participants shall be allocated to the New A&B Welfare Plans.

Section 5.2                                      Time-Off Benefits.  New A&B shall credit each New A&B Participant with the amount of accrued but unused vacation time, sick time and other time-off benefits that such New A&B Participant had earned as of the Distribution Date.

ARTICLE VI

NONQUALIFIED RETIREMENT PLANS

Section 6.1                                      Establishment of New A&B Nonqualified Plans.  Except as set forth in the footnote on Schedule D hereto, prior to and effective as of the Distribution Date, New A&B shall, or shall cause one of the members of the A&B Group to, establish one or more non-qualified deferred compensation plans to benefit New A&B Participants who have accrued, or were eligible to accrue, benefits under the Holdings Nonqualified Plans immediately prior to the Distribution Date, the terms of which are substantially comparable, in the aggregate, to the terms of the Holdings Nonqualified Plans as in effect immediately prior to the Distribution Date (the “New A&B Nonqualified Plans”).  Prior to and effective as of the Distribution Date, New A&B shall cause the New A&B Nonqualified Plans to assume responsibility for all Liabilities and fully perform, pay and discharge in due courses in full all obligations under the Holdings Nonqualified Plans with respect to all New A&B Participants.  New A&B and the members of the A&B Group shall be responsible for any and all Liabilities (including Liability for funding) and other obligations with respect to the New A&B Nonqualified Plans.

Section 6.2                                      Filing of Top Hat Statements.  Each of New A&B with respect to the New A&B Nonqualified Plans and Holdings with respect to the Holdings Nonqualified Plans, shall, to the extent necessary, file a statement with the DOL pursuant to DOL Regulation Section 2520.104-23(b) within 120 days of the Distribution Date.

ARTICLE VII

EFFECT ON HOLDINGS EQUITY AWARDS

Section 7.1                                      Stock Options.

(a)                                  Each option to purchase Holdings Common Stock granted under the Holdings Stock Plans (a “Holdings Option”) that is outstanding immediately prior to the Distribution Date and that is held by a Holdings Employee, a Former Employee, a Holdings Participant who is a member of the Holdings Board of Directors or a former member of the A&B Predecessor Board of Directors (a “Post-Distribution Holdings Holder”) shall be adjusted immediately following the close of market on the Distribution Date (and shall thereafter be referred to as a “Post-Distribution Holdings Option”) as follows:

(i)                                     The number of shares of Holdings Common Stock subject to each Post-Distribution Holdings Option shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of Holdings Common Stock subject to the corresponding Holdings Option immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the sum of the closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date and the closing “when issued” price of New A&B Common Stock on the same trading day, and the denominator of which is the closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date.

(ii)                                  The exercise price per share for each Post-Distribution Holdings Option shall be equal to the product (rounded up to the nearest whole cent) of (A) the exercise price of the corresponding Holdings Option immediately prior to the Distribution Date and (B) a fraction, the numerator of which is closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date and the denominator of which is the sum of the closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date and the closing “when issued” price of New A&B Common Stock on the same trading day.

(iii)                               Each Post-Distribution Holdings Option shall otherwise be subject to the same terms, vesting conditions, exercise procedures, expiration dates and termination provisions and other terms and conditions as were in effect immediately prior to the Distribution Date for the corresponding Holdings Option.

(b)                                 Each Holdings Option that is outstanding immediately prior to the Distribution Date and that is held by a New A&B Employee or a New A&B Participant who is a member of the New A&B Board of Directors at that time shall, effective immediately following the close of market on the Distribution Date, be cancelled and immediately replaced with an option to purchase New A&B Common Stock (a “New A&B Option”) as follows:

(i)                                     The number of shares of New A&B Common Stock subject to each New A&B Option shall be equal to the product (rounded down to the nearest whole share) of (A) the number of shares of Holdings Common Stock subject to the corresponding Holdings Option immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the sum of the closing “when issued” price of New A&B Common Stock on the Distribution Date and the closing price of Holdings Common Stock traded on an ex-distribution basis on the same trading day and the denominator of which is the closing “when issued” price of New A&B Common Stock on the Distribution Date.

(ii)                                  The per share exercise price for each New A&B Option shall be equal to the product (rounded up to the nearest whole cent) of (A) the exercise price of the corresponding Holdings Option immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the closing “when issued” price of New A&B Common Stock on the Distribution Date and the denominator of which is the sum of the closing “when issued” price of New A&B Common Stock on the Distribution Date and the closing price of Holdings Common Stock as traded on an ex-distribution basis on the same trading day.

(iii)                               Each New A&B Option shall otherwise be subject to the same terms, vesting conditions, exercise procedures, expiration dates and termination provisions and other terms and conditions as were in effect immediately prior to the Distribution Date for the corresponding Holdings Option.  With respect to each New A&B Option, New A&B shall give each New A&B Participant full vesting service credit for such New A&B Participant’s service with Holdings or any of its Subsidiaries prior to the Distribution Date to the same extent such service was recognized with respect to the corresponding Holdings Option immediately prior to the Distribution Date.

Section 7.2                                      Time Based and Performance Based Restricted Stock Units.

(a)                                  Each Holdings time-based restricted stock unit award or performance-based restricted stock unit award granted under the Holdings Stock Plans (including each deferred unit attributable to the deemed investment in Holdings Common Stock under a non-qualified deferred compensation plan) (a “Holdings Stock Unit Award”) that is outstanding immediately prior to the Distribution Date and that is held by a Holdings Employee, a Former Employee or a Holdings Participant who is a member of the Holdings Board of Directors shall be adjusted immediately following the close of market on the Distribution Date (and shall thereafter be referred to as a “Post-Distribution Holdings Stock Unit Award”) as follows:

(i)                                     the number of shares of Holdings Common Stock subject to each Post-Distribution Holdings Stock Unit Award shall be equal to the product (rounded up to the nearest whole share) of (A) the number of shares of Holdings Common Stock subject to corresponding Holdings Stock Unit Award immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the sum of the closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date and the closing “when issued” price of New A&B Common Stock on the same trading day, and the denominator of which is the closing price of Holdings Common Stock as traded on an ex-distribution basis on the Distribution Date.

(ii)                                  Each Post-Distribution Holdings Stock Unit Award shall be subject to the same terms, vesting conditions, issuance dates and method of distribution and other terms and conditions as were in effect immediately prior to the Distribution Date for the corresponding Holdings Stock Unit Award.

(iii)                               Notwithstanding the foregoing, the Compensation Committee of the Holdings Board of Directors shall adjust the performance-vesting requirements for any performance-based Post-Distribution Holdings Stock Units, in order to reflect the impact of the separation upon the performance goals previously established for such units.

(b)                                 Each Holdings Stock Unit Award that is outstanding immediately prior to the Distribution Date and that is held by a New A&B Employee or a New A&B Participant who is a member of the New A&B Board of Directors at that time shall, immediately following the close of market on the Distribution Date, be cancelled and immediately replaced with a time-based restricted stock unit award or performance-based restricted stock unit award (or deferred stock unit) with respect to New A&B Common Stock (a “New A&B Stock Unit Award”) as follows:

(i)                                     The number of shares of New A&B Common Stock subject to each New A&B Stock Unit Award shall be equal to the product (rounded up to the nearest whole share) of (A) the number of shares of Holdings Common Stock subject to the corresponding Holdings Stock Unit Award immediately prior to the Distribution Date and (B) a fraction, the numerator of which is the sum of the closing “when issued” price of New A&B Common Stock on the Distribution Date and the closing price of Holdings

Common Stock as traded on an ex-distribution basis on the same trading day, and the denominator of which is the closing “when issued” price of New A&B Common Stock on the Distribution Date.

(ii)                                  Each New A&B Stock Unit Award shall be subject to the same terms, vesting conditions, issuance dates and method of distribution and other terms and conditions that were in effect immediately prior to the Distribution Date for the corresponding Holdings Stock Unit Award.  With respect to each New A&B Stock Unit Award, New A&B shall give each New A&B Participant full vesting service credit for such New A&B Participant’s service with Holdings or any of its Subsidiaries prior to the Distribution Date to the same extent such service was recognized with respect to the corresponding Holdings Stock Unit Award immediately prior to the Distribution Date.

(iii)                               Notwithstanding the foregoing, the Compensation Committee of the New A&B Board of Directors shall adjust the performance-vesting requirements for any performance-based New A&B Stock Units, in order to reflect the impact of the separation upon the performance goals previously established for such units.

Section 7.3                                      General.

(a)                                  All of the foregoing adjustments shall be effected in accordance with Sections 424 and 409A of the Code.

(b)                                 The Parties shall use reasonable best efforts to maintain effective registration statements with the SEC with respect to the awards described in this Article VII, to the extent any such registration statement is required by applicable Law.

ARTICLE VIII

ADDITIONAL COMPENSATION MATTERS; SEVERANCE

Section 8.1                                      Annual Incentive Awards.

(a)                                  New A&B Assumption of Annual Incentive Liability.  Prior to and effective as of the Distribution Date, New A&B shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge in due course in full, all obligations relating to any annual incentive awards that any New A&B Participant is eligible to receive with respect to calendar year 2012 and, effective as of the Distribution Date, Holdings shall have no obligation with respect to any such annual incentive award.

(b)                                 Holdings Assumption of Annual Incentive Liability.  Prior to and effective as of the Distribution Date, Holdings shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge in due course in full, all obligations relating to any annual incentive awards that any Holdings Participant is eligible to receive with respect to calendar year 2012 and, effective as of the Distribution Date, New A&B shall have no obligation with respect thereto.

(c)                                  Establishment of New A&B Annual Incentive Plans.  Prior to and effective as of the Distribution Date, New A&B shall adopt annual incentive plans which shall permit the issuance of annual incentive awards on terms and conditions substantially comparable to those under the Holdings short-term incentive plans set forth on Schedule F hereto; provided that the payment amounts and individual performance criteria shall be established in the discretion of the New A&B Board of Directors and/or the Compensation Committee thereof.

(d)                                 Adjustments of Performance Goals.  The Compensation Committee of the Holdings Board of the Directors and the Compensation Committee of the New A&B Board of Directors, respectively, shall make adjustments to the performance goals previously established under outstanding annual incentive awards, in order to reflect the impact of the separation upon such performance goals, consistent with the requirements of Section 162(m) of the Code.

Section 8.2                                      Individual Arrangements.

(a)                                  Holdings Individual Arrangements.  Except as otherwise provided herein, Holdings shall assume or retain, as applicable, and shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to, any employment, change in control, consulting, non-competition, retention or other compensatory arrangement previously entered into or provided by any member of the Matson Group or A&B Group to any Holdings Participant (the “Holdings Participant Agreements”).  Effective as of the Distribution Date, New A&B shall take all steps necessary to assign to Holdings, and Holdings shall take all steps necessary to assume, all Liabilities in respect of the Holdings Participant Agreements.

(b)                                 New A&B Individual Arrangements.  Except as otherwise provided herein, New A&B shall assume or retain, as applicable, and shall have full responsibility with respect to any Liabilities and the payment or performance of any obligations arising out of or relating to, any employment, change in control, consulting, non-competition, retention or other compensatory arrangement previously entered into or provided by any member of the Matson Group or A&B Group to any New A&B Participant (the New A&B Participant Agreements”).  Effective as of the Distribution Date, Holdings shall take all steps necessary to assign to New A&B, and New A&B shall take all steps necessary to assume, all Liabilities in respect of the New A&B Participant Agreements.

Section 8.3                                      Severance Plans.

(a)                                  Assumption of Severance Liabilities.  Prior to and effective as of the Distribution Date (i) New A&B shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge in due course in full, all obligations relating to any benefit to which a New A&B Participant is entitled under a Holdings Severance Plan and (ii) Holdings shall assume or retain, as applicable, responsibility for all Liabilities and fully perform, pay and discharge in due course in full all obligations relating to any benefit to which a Holdings Participant is entitled under a Holdings Severance Plan.

(b)                                 Effect of the Separation on Severance.  Holdings and New A&B acknowledge and agree that the transactions contemplated by the Separation Agreement will not constitute a termination of employment of any New A&B Participant for purposes of any policy, plan, program or agreement of Holdings or New A&B or any member of the Matson Group or A&B Group that provides for the payment of severance, separation pay, salary continuation or similar benefits in the event of a termination of employment.

(c)                                  Establishment of New A&B Severance Plans.  Prior to and effective as of the Distribution Date, New A&B shall take all steps necessary to establish for New A&B employees of its United States subsidiaries severance plans (the “New A&B Severance Plans”) which, with respect to terminations of employment occurring within the one-year period following the Distribution Date, provide severance benefits comparable to the severance benefits provided under the Holdings Severance Plans.

Section 8.4                                      Sections 162(m)/409A.  Notwithstanding anything in this Agreement to the contrary (including the treatment of supplemental and deferred compensation plans, outstanding long-term incentive awards and annual incentive awards provided for herein), the Parties agree to cooperate in good faith regarding the need to provide treatment different from that otherwise provided herein to ensure that (i) a federal income tax deduction for the payment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation is not limited by reason of Section 162(m) of the Code, to the extent such award or compensation is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and (ii) the treatment of such supplemental or deferred compensation or long-term incentive award, annual incentive award or other compensation does not cause the imposition of a tax under Section 409A of the Code.

Section 8.5                                      Certain Director Fees.  Holdings shall retain responsibility for the payment of any fees payable in respect of service on the Holdings Board of Directors that are payable but not yet paid as of the Distribution Date, and New A&B shall have no responsibility for any such payments (whether owed to an individual who is a member of the New A&B Board of Directors as of the Distribution Date or otherwise).  New A&B shall retain responsibility for the payment of any fees payable in respect of service on the New A&B Board of Directors, and Holdings shall have no responsibility for any such payments (whether owed to an individual who is a member of the Holdings Board of Directors as of the Distribution Date or otherwise).

ARTICLE IX

GENERAL AND ADMINISTRATIVE

Section 9.1                                      Employer Rights.  Nothing in this Agreement shall (i) prohibit New A&B or any of its Affiliates from amending, modifying or terminating any New A&B Benefit Plan at any time in its sole discretion or (ii) prohibit Holdings or any of its Affiliates from amending, modifying or terminating any Holdings Benefit Plan at any time in its sole discretion.

Section 9.2                                      No Rights to Employment.  Nothing in this Agreement is intended to confer upon any employee or former employee of Holdings, New A&B or any of their respective Affiliates any right to continued employment, or any recall or similar rights to an individual on layoff or any type of approved leave.

Section 9.3                                      Continuation of Elections/Release Of Information/Right To Reimbursement.  Effective as of the Distribution Date, New A&B and Holdings shall cause each New A&B Benefit Plan and each Holdings Benefit Plan, respectively, to recognize and maintain all existing elections and designations (including all beneficiary designations and all existing deferral and distribution elections under Section 409A of the Code) to the extent applicable.  To the extent permitted by applicable Law, all authorizations for the release of information and rights to reimbursement made by or relating to New A&B Participants under Holdings Benefit Plans or by Holdings Participants under New A&B Benefit Plans shall be transferred to and be in full force and effect under the corresponding New A&B Benefit Plans or Holdings Benefit Plans, respectively, until such authorizations or rights are replaced or revoked by, or no longer apply to, the relevant New A&B Participant or Holdings Participant, as the case may be.

Section 9.4                                      No Change In Control.  The Parties hereto acknowledge and agree that the transactions contemplated by the Separation Agreement and this Agreement do not constitute a “change in control” for purposes of any Holdings Benefit Plan or New A&B Benefit Plan.

ARTICLE X

INDEMNIFICATION

Section 10.1                                General Indemnification.  Any claim for indemnification under this Agreement shall be governed by, and be subject to, the provisions of Article IX of the Separation Agreement, which provisions are hereby incorporated by reference into this Agreement and any references to “Agreement” in such Article IX as incorporated herein shall be deemed to be references to this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1                                Relationship Of Parties.  Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship set forth herein.

Section 11.2                                Notices.  All notices, requests, permissions, waivers and other communications hereunder shall be provided in accordance with the provisions of Section 12.9 of the Separation Agreement.

Section 11.3                                Amendments and Waivers.

(a)                                  Subject to Section 11.1 of the Separation Agreement, this Agreement may not be amended except by an agreement in writing signed by both Parties.

(b)                                 Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof and any such waiver shall be validly and sufficiently given for the purposes of this Agreement if it is in writing signed by an authorized representative of such Party.  No delay or failure in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.  The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that either Party would otherwise have.

Section 11.4                                Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Hawaii, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.

Section 11.5                                Titles and Headings.  Titles and headings to Sections and Articles herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 11.6                                Counterparts; Electronic Delivery.  This Agreement may be executed in multiple counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  Execution and delivery of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic means shall be deemed to be, and shall have the same legal effect as, execution of an original signature and delivery in person.

Section 11.7                                Assignability; Binding Effect.  This Agreement is not assignable by either Party without the prior written consent of the other Party and any attempt to assign this Agreement without such consent shall be void and of no effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 11.8                                Severability.  If any term or other provision of this Agreement or Schedules attached hereto is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the court, administrative agency or arbitrator shall interpret this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.  If any provision in this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

Section 11.9                                Schedules.  The Schedules attached hereto are incorporated herein by reference and shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 11.10                          No Third-Party Beneficiaries.  This Agreement is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

ALEXANDER & BALDWIN HOLDINGS, INC.

By:	/s/ Joel M. Wine
Name:	Joel M. Wine
Title:	Senior Vice President, Chief Financial Officer and Treasurer

A & B II, Inc.

By:	/s/ Stanley M. Kuriyama
Name:	Stanley M. Kuriyama
Title:	President and Chief Executive Officer

[Signature Page to Employee Matters Agreement]

SCHEDULE A

EXCLUDED FROM DEFINITION OF “HOLDINGS PARTICIPANT”

*****

SCHEDULE B

HOLDINGS SEVERANCE PLANS

1.              Alexander & Baldwin, Inc. Executive Severance Plan

SCHEDULE C

HOLDINGS WELFARE PLANS

1.              Group Life Insurance A&B

2.              Adult Dental A&B Inc.

3.              Community Group Medical Plan HMSA/Kaiser

4.              Long Term Disability A&B

5.              Business Travel Accident Insurance

6.              Alexander & Baldwin, Inc. Flexible Benefits Program

7.              Alexander & Baldwin, Inc. Severance Allowance

8.              Alexander & Baldwin, Inc. Retiree Health and Welfare Benefit Plan

9.              Transportation Benefit Plan

SCHEDULE D

HOLDINGS NONQUALIFIED PLANS

1.              Alexander & Baldwin, Inc. Deferred Compensation Plan

2.              A&B Excess Benefits Plan

3.              A&B 1985 Supplemental Executive Retirement Plan(1)

4.              A&B Executive Survivor/Retirement Benefit Plan

5.              A&B Retirement Plan for Outside Directors

6.              A&B Deferred Compensation Plan for Outside Directors

(1)         Notwithstanding any provision of this Agreement to the contrary, New A&B shall not establish a new plan intended to mirror the A&B 1985 Supplemental Executive Retirement Plan in connection with the Separation.

SCHEDULE E

EXCLUDED FROM DEFINITION OF “NEW A&B PARTICIPANT”

*****

SCHEDULE F

HOLDINGS SHORT-TERM INCENTIVE PLANS

1.              Alexander & Baldwin, Inc. Annual Incentive Plan

2.              Alexander & Baldwin, Inc. One-Year Performance Incentive Plan